Exhibit 10.4

ADDENDUM NO.1 RELATING TO A MEMORANDUM OF AGREEMENT DATED 26 APRIL 2017 "LENE SELMER"

BETWEEN

FRANTIA SHIPPING COMPANY LIMITED

as Sellers

and

HAMBURG MARITIME NV

as Buyers

THIS AGREEMENT IS MADE ON 31 May 2017

BETWEEN

(1)
FRANTIA SHIPPING COMPANY LIMITED a company organized and existing under the laws of Cyprus and registered as a Foreign Maritime Entity under the laws of the Marshall Islands, with its registered office at 13 Karaiskaki Street 3034 Limassol, Cyprus  (the "Sellers"); and

(2)	HAMBURG MARITIME NV a company organized and existing under the laws of Belgium having its registered office at De Gerlachekaai 20, 2000 Antwerp, Belgium (the "Buyers").

BACKGROUND

I.
Hunter Maritime Acquisition Corp., a corporation organized and existing under the laws of The Marshall Islands with its principal place of business at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960 The Marshall Islands (the "Original Buyers") and the Sellers entered into the MoA (as defined below).

II.
Pursuant to the terms of the MoA and a notice of nomination letter dated 19 May 2017 the Original Buyers nominated the Buyers to be buyers under the MoA and the Buyers agreed to purchase and take delivery of the Vessel (as defined below).

III.	The Sellers and Buyers and now wish to amend it on the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

"MoA" means the memorandum of agreement dated 26 April 2017 pursuant to which the Sellers agreed to sell the Vessel to the Original Buyers; and

"Vessel" means The Marshall Islands flagged vessel "LENE SELMER" with IMO No. 9434448;

1.2
In this Agreement, unless otherwise specified expressions defined in the MoA shall have the same meaning when used in this Agreement, unless defined otherwise herein or unless the context does not permit so.

2.	AMENDMENT TO MOA

2.1
Line 29 of clause 1 of the MoA shall be amended by deleting the words ""twenty six million five hundred thousand (USD 26,500,000.00)" and replacing them with the words "twenty five million three hundred twenty thousand (USD 25,320,000.00)".

3.	FURTHER ASSURANCE

Each party shall promptly execute and deliver all such documents, and do all such things, as the other party may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement.

4.	COSTS

Save as otherwise provided or agreed by the parties, each party shall bear its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement.

5.	NOTICES

5.1	A notice given under this Agreement shall be in writing and provided in accordance with clause 17 of the MoA:

6.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

7.	MISCELLANEOUS

7.1	A variation of this Agreement shall be in writing and signed by or on behalf of all parties.

7.2	A person that waives a right in relation to one person, or takes or fails to take any action against that person, does not affect its rights against any other person.

7.3	If any provision of this Agreement (or part of a provision) is found by any competent authority to be invalid, unenforceable or illegal, the other provisions shall remain in force and unaffected.

7.4
If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

7.5	This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

8.	GOVERNING LAW & JURISIDCTION

8.1
This Agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.

8.2
Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996, or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause, and as further set out in clause 16 of the MoA.

This Agreement has been entered into on the date stated at the beginning of it.

SIGNATURE PAGES

Signed by

for and on behalf of
FRANTIA SHIPPING COMPANY LIMITED	By: /s/ Vangelis Sykopetritis Name: Vangelis Sykopetritis

Signed by

for and on behalf of
HAMBURG MARITIME NV	By: /s/ Sophia Agathis Name: Sophia Agathis (Attorney-in-Fact)